Report of Independent
Auditors

To the Shareholders and Board of Directors of
PaineWebber Cashfund, Inc.

In planning and performing our audit of
the financial statements
of PaineWebber Cashfund, Inc. for the year ended March 31, 2000, we considered its internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of PaineWebber Cashfund,
Inc. is responsible for
establishing and maintaining internal
control.  In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected benefits and related costs of internal control. Generally, internal controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those internal controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any
internal control,
misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control
would not necessarily
disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined above as of March
31, 2000.

This report is intended solely for the
information and use of the
shareholders, board of directors and
management of PaineWebber
Cashfund, Inc. and the Securities and
Exchange Commission and is
not intended to be and should not be used by anyone other than these specified parties.



                                   ERNST &
YOUNG LLP

May 15, 2000